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                                                                    EXHIBIT 10.4

                         PRINCIPAL FINANCIAL GROUP, INC.
                              DIRECTORS STOCK PLAN

                                   ARTICLE I.
                                     PURPOSE

          The purposes of the "PRINCIPAL FINANCIAL GROUP, INC. DIRECTORS STOCK PLAN" (the "Plan") are to enable the Company to attract, retain and motivate the best qualified non-employee directors and to enhance a long-term aligning of interests between the non-employee directors and stockholders of the Company by granting equity-based awards as provided herein.

                                   ARTICLE II.
                                   DEFINITIONS

     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          a) "Agents Savings Plan" means The Principal Select Savings Plan for Individual Field.

          b) "Award" means an Option, award of Restricted Stock or an award of Restricted Stock Units.

          c) "Board" means the Board of Directors of the Company.

          d) "Code" means the Internal Revenue Code of 1986, as amended.

          e) "Common Stock" means the common stock of the Company, par value $0.01 per share.

          f) "Committee" means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of two or more Non-Employee Directors (within the meaning of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended).

          g) "Company" means Principal Financial Group, Inc., a Delaware corporation, and any successor thereto.

          h) "Company Stock Plan" means any stock option plan, stock incentive plan, stock purchase plan and share ownership plans related to the Common Stock that are customary for publicly traded companies, and shall include the Plan, the Long-Term Plan, the Savings Plans, the Stock Incentive Plan and the Stock Purchase Plan.



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          i) "Domestic Partner" means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company.

          j) "Employees Savings Plan" means the Principal Select Savings Plan for Employees.

          k) "Excess Plan" means the Principal Select Savings Excess Plan and the Non-Qualified Defined Contribution Plan for Designated Participants.

          l) "Fair Market Value" means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange or, if at the relevant time, the Common Stock is not listed to trade on the New York Stock Exchange, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the "applicable exchange"). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the applicable exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time ("EST"), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time) .

          m) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

          n) "Initial Public Offering" means the first underwritten offering of Common Stock to the public.

          o) "Long-Term Plan" means the Principal Financial Group Long-Term Performance Plan.

          p) "Option" means the right to purchase one share of Common Stock at a stated purchase price on the terms specified in Article V of the Plan. The Options are nonstatutory stock options not intended to qualify under
     Section 422 of the Code.

          q) "Participant" means a member of the Board who is not an officer or employee of the Company or any entity controlling, controlled by, or under common control with the Company, and is not the beneficial owner of a controlling interest in the voting stock of the Company or of any entity that holds a controlling interest in the Company's voting stock.


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          r) "Period of Restriction" means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.

          s) "Plan" means the Principal Financial Group, Inc. Directors Stock Plan, as set forth herein and as amended from time to time.

          t) "Plan of Conversion" means the Plan of Conversion of Principal Mutual Holding Company.

          u) "Restricted Stock" means an award of Common Stock made pursuant to
     Article VI that is forfeitable by the Participant until the completion of a specified period of future service as a member of the Board or until otherwise determined by the Committee or in accordance with the terms of the Plan.

          v) "Restricted Stock Unit" means a contractual right awarded pursuant to Article VI that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service as a member of the Board or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

          w) "Savings Plans" means the Employees Savings Plan, the Agents Savings Plan and the Excess Plan.

          x) "Stock Incentive Plan" means the Principal Financial Group, Inc. Stock Incentive Plan.

          y) "Stock Purchase Plan" means the Principal Financial Group, Inc. Employee Stock Purchase Plan.

                                  ARTICLE III.
                                 ADMINISTRATION

     3.1 Rules, Interpretation and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe the respective option agreements and to make all other determinations and to take all other actions that it deems necessary or advisable for administering the Plan; provided that, no Committee member may participate in any decision with respect to such member's benefits or entitlements under the Plan, unless such decision applies generally to all non-employee directors. Each determination, interpretation or other action made or taken by the Committee shall be final and binding for all purposes and upon all persons.

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     3.2 Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

     3.3 Limitations in Plan of Conversion. Notwithstanding anything else contained in the Plan to the contrary, no action shall be taken, and no Award or distribution shall be made, under the Plan, which contains any term or condition that would violate any provision of the Plan of Conversion.

                                   ARTICLE IV.
                                 SHARES ISSUABLE

     4.1 Number of Shares. Subject to the provisions of Section 4.3 hereof, the aggregate number of shares of Common Stock issuable under the Plan pursuant to Awards shall not exceed 500,000 shares of Common Stock. The number of shares granted as Awards hereunder shall count against (i) the limit of 6% of the number of shares of Common Stock outstanding immediately following the effective date of the Plan of Conversion that may be made issuable or distributable under all Company Stock Plans (including, without limitation, the Plan) other than the Employees Savings Plan, the Agents Savings Plan and the Stock Purchase Plan, and
(ii) the operational guideline established pursuant to the Stock Incentive Plan limiting the maximum number of shares of Common Stock that may be awarded or issued within 18 months of the effective date of the Plan of Conversion to 40% of the limit set forth in subclause (i). Shares of Common Stock to be issued under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued shares not reserved for any other purpose.

     4.2 Canceled, Terminated, or Forfeited Awards. Any shares of Common Stock subject to an Award which for any reason is canceled or terminated or otherwise is settled without the issuance of unrestricted shares of Common Stock (including, but not limited to, shares tendered to exercise outstanding Options or shares tendered or withheld for taxes) shall again be available for Awards under the Plan.

     4.3 Adjustment Due to Change in Capitalization. In the event of any Common Stock dividend or split, recapitalization (including, but not limited, to the payment of an extraordinary dividend to the stockholders of the Company), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for grant under Section 4.1 or subject to outstanding Awards and the respective exercise prices, if any, applicable to outstanding Awards may be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.

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                                   ARTICLE V.
                           AWARDS AND TERMS OF OPTIONS

     5.1 Automatic Grants of Options. Unless the Committee otherwise determines, each Participant who is then in office on (i) the six month anniversary of the Initial Public Offering or (ii) the date of each annual meeting of the Company's stockholders occurring after the six month anniversary of the Initial Public Offering shall be granted Options to purchase 2,000 shares of Common Stock. In addition, unless the Committee otherwise determines to make no grant or a different grant, each Participant first elected to the Board after the first grant of options pursuant to the preceding sentence shall automatically be granted Options to purchase a number of shares of Common Stock equal to the number of shares of Common Stock awarded to directors in office at the immediately preceding annual meeting, multiplied by a fraction, the numerator of which is the number of calendar months commencing after the Participant is elected to the Board and before the date the next annual meeting of stockholders is scheduled to occur and the denominator of which is the number of whole and partial calendar months from the last annual meeting to the scheduled date of the next following annual meeting.

     5.2 Discretionary Grants of Options. The Committee shall also have the power to grant to any Participant or all Participants additional Options to purchase such number of shares of Common Stock, and on such terms and conditions, as it shall determine. The Committee may adopt different terms and conditions for each Option granted under this Section 5.2 to any Participant. Notwithstanding any other contrary provision in the Plan, (i) no Options shall be granted prior to the six month anniversary of the Initial Public Offering and
(ii) during the 18 month period following the effective date of the Plan of Conversion, the number of shares granted, in the aggregate, pursuant to this
Section 5.2 shall not exceed 20,000 shares of Common Stock.

     5.3 Exercise Price. The exercise price for any share of Common Stock subject to an Option shall be not less than the Fair Market Value on the date such Option is granted.

     5.4 Period of Exercisability. Unless otherwise determined by the Committee at or after grant or as otherwise required to satisfy the conditions set forth in Section 8.1 of the Plan of Conversion, the shares of Common Stock subject to Options granted under Section 5.1 shall become exercisable in four approximately equal installments on the three, six, nine and twelve month anniversaries of the date on which such Options were granted. Subject to compliance with the requirements of Section 8.1 of the Plan of Conversion, the Committee shall determine the date or dates at which Options granted under Section 5.2 shall become exercisable. Each Option shall, if not previously exercised in accordance with the terms of the Plan, in all events expire upon the tenth (10th) anniversary of the date of the grant thereof. If a Participant shall cease to provide services to the Company, such Participant or, in the case of death, the Participant's estate or beneficiary, may exercise any Option exercisable by the Participant at the date his or her service terminates until the earlier of (A) three (3) years from the date the Participant ceased to provide services to the Company and (B) the tenth (10th) anniversary of the date the Option was granted.

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     5.5 Procedure for Exercise. A Participant electing to exercise one or more
Options shall give written notice to the Secretary of the Company of such election and of the number of shares of Common Stock the Participant has elected to purchase. No shares shall be delivered pursuant to any exercise of any Options unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest),
(iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (iv) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option exercise price. The Company may not make a loan to a Participant to facilitate such Participant's exercise of any of his or her Options.

                                   ARTICLE VI.
                                RESTRICTED STOCK

     6.1 Standard Grants of Restricted Stock Units. Unless otherwise determined by the Committee, there shall be awarded

          (i) at the six month anniversary of the Initial Public Offering, to each Participant then in office that number of Restricted Stock Units equal to the product of 1,500, multiplied by a fraction, the numerator of which is the number of months remaining in the term of the class of directors in which the Participant serves (the "Participant's Term") and the denominator of which is the number of months remaining in the term of that class of directors having the longest remaining term at the date of grant (the "Longest Term"),

          (ii) on the date of such Participant's election to the Board, to each Participant first elected to the Board after the six month anniversary of the Initial Public Offering that number of Restricted Stock Units equal to the product of 1,500, multiplied by a fraction, the numerator of which is the number of months remaining in the Participant's Term and the denominator of which is the number of months remaining in the Longest Term; and

          (iii) on the effective date of the re-election of any Participant to continued membership on the Board, 1,500 Restricted Stock Units.

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     6.2 Discretionary Grants of Restricted Stock or Restricted Stock Units.
Without limiting the generality of Section 6.1, the Committee may also grant Restricted Stock or Restricted Stock Units to any Participant or all Participants at such times, with respect to such number of shares of Common Stock and on such terms and conditions (including, in the case of any grant made in exchange for foregoing the receipt of fees otherwise payable in cash, a discount in the value of the Common Stock subject to the award to reflect the applicable restrictions on the Award) as the Committee shall determine. Notwithstanding any other contrary provision in the Plan, (i) no Restricted Stock or Restricted Stock Units shall be granted prior to the six month anniversary of the Initial Public Offering and (ii) during the 18 month period following the effective date of the Plan of Conversion, the number of shares granted, in the aggregate, pursuant to this Section 6.2 shall not exceed 15,000 shares of Common Stock.

     6.3 Agreements; Restrictions on Certificates. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by a written agreement setting forth the terms of such Award. The Committee shall require that the stock certificates evidencing any Restricted Stock granted under Section 6.2 be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.

     6.4 Restrictions on Transferability. Except as provided in Section 8.2, no shares of Restricted Stock or Restricted Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. Subject to compliance with the requirements of Section
8.1 of the Plan of Conversion, the Committee shall establish the Period of Restriction and the date or dates at which such Period of Restriction shall lapse, in whole or in part, with respect to any award made pursuant to Section
6.2. Unless otherwise determined by the Committee at the time of grant or to comply with the requirements of Section 8.1 of the Plan of Conversion, the Period of Restriction with respect to any award of Restricted Stock Units granted under Section 6.1 shall lapse in that number of installments determined by dividing (i) the number of whole and partial months occurring (x) from and after the date of grant and (y) on or prior to the date that the then current term of office of the Participant's class of directors expires by (ii) three, with any resulting period of less than three months being treated as the last installment, which ends at the date that such term of office expires. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Period of Restriction applicable to any Restricted Stock or Restricted Stock Units shall not lapse, in whole or in part, at any time after the Participant has ceased to provide service to the Company.

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     6.5 Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant and subject to Section 6.6, Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction. A Participant receiving Restricted Stock Units shall not have any rights as a shareholder prior to the actual issuance of such Common Stock, except that the Participant shall be entitled to payment of dividend equivalents on such rights equal to the dividends that would have been payable (or accumulated, pursuant to Section 6.6) had the corresponding equity rights been actual shares of Restricted Stock.

     6.6 Dividends and Other Distributions. Unless otherwise determined by the Committee at the time of grant, Participants holding outstanding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid. Notwithstanding the foregoing, the Committee may specify at the date of grant that any cash dividends on shares of Restricted Stock not be paid currently, but rather be credited to an account established for the Participant and invested in shares of Common Stock on the distribution date of such dividend. Any additional shares credited in respect of dividends shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Stock with respect to which such dividends were payable.

     6.7 Termination of Service. Unless otherwise determined by the Committee at or after the time of grant, in the event the service of the Participant as member of the Board shall terminate for any reason, any Restricted Stock or Restricted Stock Units awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

                                  ARTICLE VII.
                     TERMINATION, MODIFICATION AND AMENDMENT

     The Board at any time may terminate the Plan, and, subject to Section 3.3 herein, from time to time may amend or modify the Plan; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option may be granted or (iii) extend the maximum term for Options granted hereunder shall be subject to the approval of the Company's shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.

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                                  ARTICLE VIII.
                               GENERAL PROVISIONS

     8.1 No Right to Remain as a Director. The Plan shall not impose any obligations on the Company to retain any Participant as a Director nor shall it impose any obligation on the part of any Participant to remain in service to the Company.

     8.2 Transferability. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 8.3 below, by will or by the laws of descent and distribution; provided that the Committee may, in the appropriate award agreement or otherwise, permit transfers of Awards to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.

     8.3 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death. Each designation will revoke all prior designations by the same Participant with respect to all Awards previously granted, shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant's lifetime. In the absence of any such effective designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.

     8.4 Rights as a Stockholder. No Participant nor any beneficiary thereof shall have any rights as a stockholder with respect to any shares of Common Stock covered by any Award until such person shall have become the holder of record of such shares.

     8.5 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     8.6 Term of Plan. The Plan shall be effective upon its adoption by the Board. The Plan shall continue in effect, unless sooner terminated pursuant to
Article VII above, until no more shares of Common Stock are available for issuance under the Plan.

     8.7 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

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     8.8 No Constraint on Corporate Action. Except as provided in Article VII above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.

     8.9 Indemnification. Each member of the Board and the Committee shall be indemnified and held harmless by the Company (or, if applicable, any affiliate of the Company) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or the Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's (or, if appropriate, an affiliate's) approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company (or, if applicable, an affiliate) an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

     8.10 Deferral of Payment. The Committee may, in the Award agreement or otherwise, permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.

     8.11 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

On behalf of the Board of Directors of the Company, this Directors Stock Plan has been executed this day of June, 2001.



By:
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C. Daniel Gelatt, Jr.

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